UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 20, 2005

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

Restricted Stock Unit Agreements

On December 20, 2005, the Board of Directors of Avanex Corporation (the “Company”) approved two forms of agreement pursuant to which restricted stock units may be granted under the Company’s 1998 Stock Plan. The forms of agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Amendment to the First Addendum to the Supply Agreement

On October 28, 2005, the Company and Alcatel and certain of its subsidiaries (collectively, “Alcatel”) entered into a First Addendum to the Supply Agreement (the “Addendum”), which is an addendum to that certain Supply Agreement between Alcatel and the Company dated as of July 31, 2003. Pursuant to the Addendum, among other things, Alcatel agreed to advance Avanex France S.A., the Company’s French subsidiary, an aggregate of 5,000,000€, to be offset against products ordered from Avanex or Avanex France no earlier than November 2006.

On December 20, 2005, the Company and Alcatel entered into an Amendment to the First Addendum to the Supply Agreement (the “Amendment”). Pursuant to the Amendment, the Company and Alcatel have agreed that Alcatel will purchase certain products from the Company at a purchase price of 2,000,576€, and that payment for such products will be credited against the 5,000,000€ advance payable to the Company pursuant to the Addendum.

Material Relationship Between Alcatel and the Company

The following is a brief description of the material relationship between the Company and Alcatel other than in respect of the agreements discussed above. In July 2003, in connection with the Company’s acquisition of the optical components business of Alcatel, the Company issued 35,369,834 shares of its Common Stock to Alcatel, and the Company entered into an intellectual property licensing agreement, supply agreement, frame purchase agreement and transition services agreement with Alcatel. As of December 12, 2005, Alcatel beneficially owned approximately 19.44% of the Company’s outstanding Common Stock. On October 28, 2005, Alcatel agreed to certain restrictions on its ability to sell such shares through January 1, 2007. Pursuant to the supply agreement and frame purchase agreement, among other things, Alcatel originally agreed to purchase 70% of its requirements for certain qualified products from the Company for a period of three years, provided that the Company remains competitive with respect to these products. The initial three year period of the supply agreement has been changed by the First Addendum to the Supply Agreement. Products sold to Alcatel accounted for $54.77 million, or 34% of the Company’s net revenue during the fiscal year ended June 30, 2005. In addition, the Company purchased $4.96 million of raw materials and components from Alcatel during the fiscal year ended June 30, 2005. Pursuant to the transition services agreement, Alcatel agreed to provide certain services to the Company, and the Company paid Alcatel $5.13 million during the fiscal year ended June 30, 2005 for such services.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement between the Registrant and certain of its employees

10.2	Form of Restricted Stock Unit Agreement between the Registrant and certain of its executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ TONY RILEY
Tony Riley Chief Financial Officer

Date: January 4, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement between the Registrant and certain of its employees

10.2	Form of Restricted Stock Unit Agreement between the Registrant and certain of its executive officers